UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2009

Date of earliest event reported: November 5, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2009, Flotek Industries, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that it was deficient in satisfying one of the NYSE’s corporate governance listing standards. The Company received this notification pursuant to Section 3.03A.07(a) of the NYSE Listed Company Manual, which requires the audit committee of NYSE-listed company’s to consist of a minimum of three members. As described below, the board of directors of the Company (the “Board”) elected two new directors and reconstituted its committees, thereby curing this NYSE deficiency.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2005, Mr. Scott Stanton resigned from his position as Executive Vice President, Accounting and Reporting, of the Company. Mr. Jesse “Jempy” Neyman, Executive Vice President, Finance and Strategic Planning, has now been designated by the Board to act as the Company’s principal financial officer and principal accounting officer.

On November 5, 2005, Messrs. Barry Stewart and Kevin McMahon resigned from their positions as members of the Board. Mr. Stewart was the Chairman of the Compensation Committee and member of the Audit Committee and Mr. McMahon was the Chairman of the Audit Committee and member of the Governance and Nominating Committee. To the knowledge of any executive officer of the Company, neither Mr. Stewart nor Mr. McMahon resigned from the Board because of a disagreement on any matter relating to the Company’s operations, policies or practices.

On November 6, 2009, the Board elected Mr. Kenneth T. Hern as a director, and on November 9, 2009, the Board elected Mr. John Reiland as a director. Mr. Hern was also elected to serve as a member of the Compensation and Audit Committees and as the Chairman of the Governance and Nominating Committee. Mr. Reiland was elected to serve as a member of the Compensation and Governance and Nominating Committees and as the Chairman of the Audit Committee. Mr. Richard Wilson, who has been a director of the Company since 2003, was also elected to serve as a member of the Governance and Nominating Committee and the Audit Committee and as the Chairman of the Compensation Committee.

Mr. Hern currently serves as the Chairman and CEO of Nova Biosource Fuels, Inc. Nova is currently in reorganization pursuant to Chapter 11 of the federal bankruptcy statutes. Mr. Hern retired from Texaco, Inc. in 1994 after 25 years of service. During his tenure, he served as President of Texaco Brazil, President of Texaco’s Saudi Arabian business unit and Vice Chairman and Managing Director of Texaco Nigeria Limited.

Mr. Reiland, a Certified Public Accountant, currently serves as the Chief Financial Officer of SingerLewak, a leading accounting services firm headquartered in Los Angeles. Mr. Reiland has significant experience in corporate leadership and finance including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer roles. Mr. Reiland has focused a significant portion of his professional practice in the area of turnaround and restructuring work, including having served as the Chief Executive Officer and Chief Restructuring Officer for Ronco Corporation and Chief Financial Officer of US Dataworks, Inc. He has served on the Boards of both Companies as well as on the Board of Directors and as Chairman of the Audit Committee for Nova Biosource Fuels, Inc. Mr. Reiland also served as Chief Financial Officer of NEON Systems, Inc. from 1996 until 2000, including leading its successful IPO in 1999.

There is no arrangement or understanding between Mr. Hern and any other persons pursuant to which Mr. Hern was elected as a director, and there are no related party transactions between Mr. Hern and the Company, or with management. There is no arrangement or understanding between Mr. Reiland and any other persons pursuant to which Mr. Reiland was elected as a director, and there are no related party transactions between Mr. Reiland and the Company, or with management.

Item 8.01.	Other Events.

On November 9, 2009, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, which increased the number of authorized shares of common stock of the Company from 40,000,000 shares to 80,000,000 shares.

On November 9, 2009, the Company issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: November 9, 2009	By:	/S/ JOHN CHISHOLM
John Chisholm
President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 9, 2009